Exhibit 99.3

                                 GAMESTOP CORP.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated balance sheet as of July 30, 2005 gives effect to the business combination (the "merger" or "business combination") of Electronics Boutique Holdings Corp. ("EB") and GameStop Holdings Corp., formerly known as GameStop Corp., ("Historical GameStop") into wholly-owned subsidiaries of GameStop Corp., formerly known as GSC Holdings Corp. (the "Company") as if it occurred on that date. The following unaudited pro forma condensed consolidated statements of operations for the fiscal year ended January 29, 2005 and for the 26 weeks ended July 30, 2005 gives effect to the merger as if it occurred on February 1, 2004. The fiscal year of the Company, Historical GameStop and EB is composed of 52 or 53 weeks ending on the Saturday closest to January 31. Reclassifications have been made to the historical financial statements of Historical GameStop and EB to conform to the presentation used by the Company.

     In the merger, which was completed on October 8, 2005, EB common stockholders received $38.15 in cash and 0.78795 of a share of the Company's Class A common stock for each share of EB common stock that they owned. In addition, Historical GameStop stockholders received one share of the Company's Class A common stock for each share of Historical GameStop Class A common stock that they owned and one share of the Company's Class B common stock for each share of Historical GameStop Class B common stock that they owned.

     The merger and related transactions were treated as a purchase business combination for accounting purposes, and EB's assets acquired and liabilities assumed were recorded at their fair value. The Historical GameStop Class A common stock price was $21.61 per share (based on the closing price for Historical GameStop Class A common stock on April 15, 2005, the last trading day prior to the April 18, 2005 public announcement of the merger) and 25.7 million shares of EB common stock were outstanding at the date of completion of the merger. Approximately 22.2 million and 29.9 million shares of the Company's Class A common stock and the Company's Class B common stock, respectively, were issued in exchange for all outstanding common stock of Historical GameStop, based on the one-for-one exchange ratio. An aggregate of 20.2 million shares of the Company's Class A common stock were issued and $979.4 million in cash was paid in consideration for all outstanding common stock of EB. In addition, $13.8 million in cash was paid to the holders in exchange for all of the outstanding stock options of EB. Principally all of the cash consideration paid was from the proceeds of the Company's issuance of $300 million of senior floating rate notes due 2011 and $650 million aggregate principal senior notes due 2012.

     The allocations of the purchase price to EB's assets, including intangible assets, and liabilities have been based on estimates of fair values. These allocations are preliminary and further refinements are likely to be made. Among the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather are tested for impairment on at least an annual basis.

     Management expects that the benefits of the business combination will generate approximately $30.0 million of cost savings and operating synergies by the end of the fiscal year ending February 3, 2007 and $50.0 million annually thereafter by capitalizing on consolidation and integration of certain functions as well as through the adoption of best practices from both Historical GameStop and EB. The accompanying unaudited pro forma condensed statements of operations do not include any cost saving synergies which may be achievable.

     The unaudited pro forma financial information shown under this heading is presented for informational purposes only, is not necessarily indicative of the financial position or results of operations that would actually have occurred had the merger or the related transactions been consummated as of the date or at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma financial information under this heading and the accompanying notes should be read together with the consolidated financial statements and related notes included elsewhere in this report.

                                                                GAMESTOP CORP.
                                           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                     (in thousands, except per share data)

                                                                     Historical      Historical
                                                                      GameStop           EB                              GameStop
                                                                      July 30,        July 30,         Pro Forma           Corp.
                                                                        2005            2005          Adjustments        Pro Forma
                                                                     ----------     -----------   ------------------   ------------
                                                              ASSETS:
Current assets:
  Cash and cash equivalents...................................       $   98,954     $    71,169   $      941,472(a)    $     77,817
                                                                                                      (1,006,811)(b)
                                                                                                         (19,842)(c)
                                                                                                          (7,125)(d)
  Marketable securities.......................................               --          35,700               --             35,700
  Receivables, net............................................            9,418          19,813                              29,231
  Merchandise inventories.....................................          257,396         273,945          (25,253)(f)        506,088
  Prepaid expenses and other current assets...................           24,302          33,792          (14,493)(f)         43,601
  Prepaid taxes...............................................           12,534              --           32,530(e)          48,321
                                                                                                           2,708(d)
                                                                                                             549(f)
  Deferred taxes..............................................            5,435          13,940           18,655(f)          38,030
                                                                     ----------     -----------   --------------       ------------
   Total current assets.......................................          408,039         448,359          (77,610)           778,788
                                                                     ----------     -----------   --------------       ------------
Property and equipment:
  Land........................................................            2,000          10,497           (2,518)(f)          9,979
  Building and leasehold improvements.........................          120,145         173,055          (48,380)(f)        243,690
                                                                                                          (1,130)(e)
  Fixtures and equipment......................................          210,942         172,339          (78,136)(f)        296,255
                                                                                                          (8,890)(e)
  Construction in progress....................................               --           3,867           (3,867)(f)             --
                                                                     ----------     -----------   --------------       ------------
                                                                        333,087         359,758         (142,921)           549,924
  Less accumulated depreciation and amortization..............          144,353         166,113         (166,113)(f)        144,353
                                                                     ----------     -----------   --------------       ------------
   Net property and equipment.................................          188,734         193,645           23,192            405,571
                                                                     ----------     -----------   --------------       ------------
Investment....................................................               --              --        1,443,955(b)
                                                                                                      (1,443,955)(f)
Goodwill, net.................................................          320,888          18,418          (18,418)(f)      1,466,333
                                                                                                       1,145,445(f)
Assets to be disposed of......................................               --              --           19,190(f)          19,190
Other intangible assets.......................................               --              --            3,432(f)           3,432
Deferred tax asset............................................               --          15,770          (15,770)(f)             --
Deferred financing fees.......................................               --              --           19,842(c)          19,842
Other noncurrent assets.......................................            3,011           7,757           17,299(f)          28,067
                                                                     ----------     -----------   --------------       ------------
   Total other assets.........................................          323,899          41,945        1,171,020          1,536,864
                                                                     ----------     -----------   --------------       ------------
   Total assets...............................................       $  920,672     $   683,949   $    1,116,602       $  2,721,223
                                                                     ==========     ===========   ==============       ============

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable............................................       $  166,070     $   166,644   $                    $    332,714
  Accrued liabilities.........................................          103,706          96,167           75,584(e)         275,457
  Note payable, current portion...............................           12,173             813                              12,986
                                                                     ----------     -----------   --------------       ------------
   Total current liabilities..................................          281,949         263,624           75,584            621,157
                                                                     ----------     -----------   --------------       ------------
Deferred taxes................................................           19,898              --           50,114(f)          70,012
Notes payable, long-term portion..............................           24,347          10,210                              34,557
Senior notes payable, long-term portion.......................                                           641,472(a)         641,472
Senior floating rate notes payable, long-term portion.........                                           300,000(a)         300,000
Deferred rent and other long-term liabilities.................           15,503          30,591           (3,771)(f)         42,323
                                                                     ----------     -----------   --------------       ------------
   Total long-term liabilities................................           59,748          40,801          987,815          1,088,364
                                                                     ----------     -----------   --------------       ------------
   Total liabilities..........................................          341,697         304,425        1,063,399          1,709,521
                                                                     ----------     -----------   --------------       ------------
Stockholders' equity :
  Preferred stock - authorized 5,000 shares; no shares issued or outstanding
  Class A common stock - $.001 par value; authorized                                                          (3)(b)
  300,000 shares; 21,900 shares issued and outstanding........               25             282             (282)(f)             42
  Class B common stock - $.001 par value; authorized                                                          20(b)
  100,000 shares; 29,902 shares issued and outstanding........               30              --                                  30
  Additional paid-in-capital..................................          519,113         233,411          437,124(b)         906,240
                                                                                                         (49,997)(b)
                                                                                                        (233,411)(f)
  Accumulated other comprehensive income (loss)...............              (43)          3,723           (3,723)(f)            (43)
  Retained earnings...........................................          109,850         208,240         (155,166)(f)        105,433
                                                                                                         (53,074)(e)
                                                                                                          (4,417)(d)
  Treasury stock, at cost.....................................          (50,000)        (66,132)          66,132(f)              --
                                                                                                          50,000(b)
                                                                     ----------     -----------   --------------       ------------
   Total stockholders' equity.................................          578,975         379,524           53,203          1,011,702
                                                                     ----------     -----------   --------------       ------------
   Total liabilities and stockholders' equity ................       $  920,672     $   683,949   $    1,116,602       $  2,721,223
                                                                     ==========     ===========   ==============       ============


See accompanying notes to unaudited pro forma condensed balance sheet.

                                 GAMESTOP CORP.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      (in thousands, except per share data)

     1. Certain reclassifications have been made to the historical presentation of Historical GameStop and EB to conform to the presentation used in the unaudited pro forma condensed consolidated balance sheet.

     2. In connection with the business combination, EB stockholders received $38.15 in cash plus .78795 shares of the Company Class A common stock for each share of EB common stock that they own.

     Until the close, EB option holders had the right to exercise their options, giving them the right to receive the same consideration as the EB stockholders as described above. To the extent the options were exercised, EB received cash proceeds equal to the exercise price of the option and a tax benefit equal to the stock value at the date of exercise, net of the exercise price, multiplied be the effective tax rate. For those options that remained unexercised as of the close, those option holders had the right to receive $38.15 in cash plus cash equal to .78795 multiplied by the average of the closing prices of Historical GameStop Class A common stock for the ten trading days prior to the closing date less their exercise price less applicable tax withholding. Cash consideration of $13,839 was used to retire the outstanding options.

     Under the purchase method of accounting, the total consideration as shown in the table below is allocated to EB's tangible and intangible assets and liabilities based on their fair values as of July 30, 2005. The consideration was as follows:

                                                                                                       Capital in
                                                                                             Common     Excess of
                                                                                             Shares     Par Value        Total
                                                                                             ------   -----------   -------------
    Issuance of Holdco shares to EB (20.229 million shares at $21.61)....................    $  20    $   437,124   $     437,144
    Cash consideration paid to EB common stockholders....................................                                 979,415
    Cash consideration paid to EB stock option holders...................................                                  13,839
    Estimated GameStop transaction costs.................................................                                  13,558
    Total cash consideration.............................................................                               1,006,812
                                                                                                                    -------------
    Total consideration..................................................................                           $   1,443,956
                                                                                                                     =============

     Based upon the assessment of the fair values, the preliminary allocation of the purchase price to the proportionate amount of assets acquired and liabilities assumed in the combination with EB is as follows:


Current assets..................................................  $     450,328
Property and equipment, net.....................................        226,857
Goodwill........................................................      1,145,445
Intangible assets:
   Executive employment contracts and non-compete agreement.....            282
   Point of sale software.......................................          3,150
   Leasehold interests..........................................         17,299
                                                                  -------------
      Total intangible assets...................................         20,731
Other noncurrent assets.........................................         26,947
Current liabilities.............................................       (339,208)
 Deferred income tax liabilities................................        (50,114)
 Long-term liabilities..........................................        (37,030)
                                                                  -------------
Total purchase price............................................  $   1,443,956
                                                                  =============

     The total weighted average amortization period for the intangible assets is approximately four years. The intangible assets are being amortized based upon the pattern in which the economic benefits of the intangible assets are being utilized. The goodwill is considered to have an indefinite life and will not be amortized.

     In connection with the merger, management incurred merger related costs and commenced integration activities which have resulted in, or will result in, involuntary employment terminations, lease terminations, disposals of property and equipment and other costs and expenses. The liability for involuntary termination benefits covers severance amounts, payroll taxes and benefit costs for approximately 680 employees, primarily in general and administrative functions in EB's Pennsylvania corporate office and distribution center and Nevada call center, which are expected to be closed in the first half of fiscal 2006. These employees are expected to be terminated between December 2005 and July 2006. Certain senior executives with EB received payments in the amount of $3,960 in accordance with employment contracts. The Pennsylvania corporate office and distribution center are owned facilities which are currently being marketed for sale and are classified in the accompanying balance sheet as "Assets to be disposed of". Sale of these facilities is expected to occur within the next year.

     The liability for lease terminations is associated with stores and the Nevada call center to be closed and will be paid over the remaining lease terms through 2015, if the Company is unsuccessful in negotiating lease terminations or sublease agreements. The Company intends to close these stores in the next year. The disposals of property and equipment are related to assets of Historical GameStop which are either impaired or have been, or will be, either abandoned or disposed of due to the merger. Certain costs associated with the disposition of these assets remain as an accrual until the assets are disposed of and the costs are paid, which is expected to occur in the next few months.

     Merger related costs include professional fees, financing costs and other costs associated with the merger and include certain ongoing costs associated with integrating the operations of Historical GameStop and EB, including relocation costs. The Company is working to finalize integration plans which may result in additional involuntary employment terminations, lease and other contractual terminations and employee relocations. The Company will finalize integration plans and related liabilities in 2006 and management anticipates completion of all integration activities in 2006. Finalization of integration plans may result in additional liabilities which will increase goodwill.

     (a) To give effect to the receipt of $941,472 resulting from issuance of the $950,000 aggregate principal amount of senior notes and senior floating rate notes issued to finance the merger, less discount of $8,528.

     (b) To give effect to the investment in EB by the payment of cash and issuance of 20,229 shares of GameStop Class A common stock and to the elimination of Historical GameStop treasury stock.

     (c) To give effect to the deferred financing fees.

     (d) To give effect to the commitment fees related to the bridge loan, net of tax benefit.

     (e) To give effect to $75,584 of estimated merger costs and liabilities for involuntary employment terminations, lease terinations and disposals of property and equipment as described above, net of tax benefit.

     (f) To eliminate the investment in EB against the underlying net book value and to reflect the results of the allocation of the purchase price.


                                                                GAMESTOP CORP.

                                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (in thousands, except per share data)


                                                                    Historical       Historical
                                                                     GameStop            EB                            GameStop
                                                                    January 29,      January 29,       Pro Forma         Corp.
For the 52 Weeks Ended January 29, 2005                                2005           2005 (a)      Adjustments (b)    Pro Forma
---------------------------------------                           -------------    ------------    ----------------  ------------
Sales.........................................................    $   1,842,806    $   1,984,879   $                 $  3,827,685
Cost of sales.................................................        1,333,506        1,453,048                        2,786,554
                                                                  -------------    -------------   -----------       ------------
  Gross profit................................................          509,300          531,831            --          1,041,131
Selling, general and administrative expenses..................          373,364          415,049                          788,413
Depreciation and amortization.................................           36,789           37,452         3,723(c)          77,964
                                                                  -------------    -------------   -----------       ------------
  Operating earnings..........................................           99,147           79,330        (3,723)           174,754
Interest income...............................................           (1,919)          (2,350)                          (4,269)
Interest expense..............................................            2,155               --        69,072(d)          74,488
                                                                                                         3,261(e)
                                                                  -------------    -------------   -----------       ------------
  Earnings (loss) before income tax expense (benefit).........           98,911           81,680       (76,056)           104,535
Income tax expense (benefit)..................................           37,985           29,393       (28,901)(f)         38,477
                                                                  -------------    -------------   -----------       ------------
  Net earnings (loss).........................................    $      60,926    $      52,287   $   (47,155)      $     66,058
                                                                  =============    =============   ===========       ============
Net earnings (loss) per Class A and Class B common share -
  basic.......................................................    $        1.11(h) $        2.16   $     (2.39)      $       0.88(i)
                                                                  =============    =============   ===========       ============
                                                                                                       (24,159)(g)
Weighted average shares of common stock - basic...............           54,662           24,159        20,229(g)          74,891
                                                                  =============    =============   ===========       ============
Net earnings (loss) per Class A and Class B common share -
  diluted.....................................................    $        1.05(h) $        2.13   $     (2.33)      $       0.85(i)
                                                                  =============    =============   ===========       ============
                                                                                                       (24,547)(g)

Weighted average shares of common stock - diluted.............           57,796           24,547        20,229(g)          78,025
                                                                  =============    =============   ===========       ============


See accompanying notes to unaudited pro forma condensed consolidated statement of operations.


                                                                GAMESTOP CORP.

                                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                     (in thousands, except per share data)


                                                                   Historical       Historical
                                                                    GameStop            EB                            GameStop
                                                                    July 30,         July 30,         Pro Forma         Corp.
For the 26 Weeks Ended July 30, 2005                                  2005           2005 (a)      Adjustments (b)    Pro Forma
------------------------------------                             -------------    ------------    ----------------  ------------
Sales........................................................    $     890,657    $  953,664      $                 $  1,844,321
Cost of sales................................................          636,465          686,436                        1,322,901
                                                                 -------------    -------------   -----------       ------------
  Gross profit...............................................          254,192          267,228            --            521,420
Selling, general and administrative expenses.................          203,297          239,581                          442,878
Depreciation and amortization................................           20,848           22,370         1,861(c)          45,079
                                                                 -------------    -------------   -----------       ------------
  Operating earnings.........................................           30,047            5,277        (1,861)            33,463
Interest income..............................................           (1,082)          (1,592)                          (2,674)
Interest expense.............................................            1,309               --        36,493(d)          39,433
                                                                                                        1,631(e)
                                                                 -------------    -------------   -----------       ------------
  Earnings (loss) before income tax expense (benefit)........           29,820            6,869       (39,985)            (3,296)
Income tax expense (benefit).................................           11,591            2,472       (15,194)(f)         (1,131)
                                                                 -------------    -------------   -----------       ------------
  Net earnings (loss)........................................    $      18,229    $       4,397   $   (24,791)      $     (2,165)
                                                                 =============    =============   ===========       ============
Net earnings (loss) per Class A and Class B common share -
  basic......................................................    $        0.36(h) $        0.18   $     (0.57)      $      (0.03)(i)
                                                                 =============    =============   ===========       ============
                                                                                                      (24,896)(g)
Weighted average shares of common stock - basic..............           51,323           24,896        20,229(g)          71,552
                                                                 =============    =============   ===========       ============
Net earnings (loss) per Class A and Class B common share -
  diluted....................................................    $        0.33(h) $        0.17   $     (0.53)      $      (0.03)(i)
                                                                 =============    =============   ===========       ============
                                                                                                      (25,273)(g)
                                                                                                       (4,176)(j)
Weighted average shares of common stock - diluted............           55,499           25,273        20,229(g)          71,552
                                                                 =============    =============   ===========       ============


See accompanying notes to unaudited pro forma condensed consolidated statement of operations.

                                 GAMESTOP CORP.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      (in thousands, except per share data)

     (a) Certain reclassifications have been made to the historical presentation of Historical GameStop and EB to conform to the presentation used in the unaudited pro forma condensed consolidated statement of operations.

     (b) The Unaudited Pro Forma Condensed Consolidated Statement of Operations exclude certain expenses of $11,329 and financing costs of $7,518, which are directly attributable to the merger and are believed to be of a onetime or short-term nature.

     (c) To give effect to the intangible asset amortization and depreciation on the property and equipment adjustment based on the allocation of the purchase price over estimated useful lives.

     (d) To give effect to the interest expense incurred related to the receipt of $941,472 resulting from issuance of $650,000 in senior notes, at an interest rate of 8.0%, and $300,000 in senior floating rate notes at an interest rate of LIBOR plus 3.875%. The senior notes were issued at a discount of $8,528 and interest expense includes the amortization of this discount over seven years.

     (e) To give effect to the amortization of deferred financing fees relating to the $400,000 revolver, the senior floating rate notes and the senior notes over five, six and seven years to match the terms, respectively.

     (f) Represents the aggregate pro forma effective income tax effect (38%) of Notes (c), (d) and (e) above.

     (g) The pro forma earnings per share have been adjusted to reflect the issuance of 20,229 shares of the Company's common stock to EB common stockholders.

     (h) The holders of Historical GameStop Class A and Class B common stock generally have identical rights, except that the holders of Historical GameStop Class A common stock are entitled to one vote per share and the holders of Historical GameStop Class B common stock are entitled to ten votes per share on all matters to be voted on by stockholders. Earnings per common share amounts represent per share amounts for both classes of common stock.

     (i) The holders of the Company's Class A and Class B common stock generally have identical rights, except that the holders of the Company's Class A common stock are entitled to one vote per share and the holders of the Company's Class B common stock are entitled to ten votes per share on all matters to be voted on by stockholders. Earnings per common share amounts represent per share amounts for both classes of common stock.

     (j) To remove the effect of dilutive securities that are antidilutive in nature in the 26 weeks ended July 30, 2005 due to the pro forma net loss.